UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2019

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(zip code)

(281) 404 4387
(Registrant’s telephone number, including area code)

_____________________________________________
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 9, 2019, Viking Energy Group, Inc. (the “Company”) entered into an employment agreement, restricted stock agreement, and warrant with Mark Finckle, appointing Mr. Finckle as Executive Vice President of Capital Markets for the Company.

Pursuant to Mr. Finckle’s employment agreement with the Company, Mr. Finckle is to receive an annual base salary of $250,000 and is eligible to receive in calendar year 2020, at the discretion of the Company’s Board of Directors, an annual bonus of up to 110% of his base salary and incentive equity compensation equal approximately 130% of his base salary. Pursuant to the restricted stock agreement, Mr. Finckle is to receive 1,000,000 shares of the Company’s common stock, with 50% of the shares vesting immediately and the remaining shares vesting on March 1, 2020, unless Mr. Finckle has resigned from employment or has been terminated for cause on or prior to that time. Pursuant to the warrant, Mr. Finckle received the right to purchase 3,500,000 shares of the Company’s common stock at $0.30 per share exercisable through April 1, 2024, with (i) 1,000,000 of the warrant shares vesting immediately; (ii) 2,000,000 of the warrant shares vesting on January 30, 2020, or another date as agreed in writing by both parties so long as the Company has closed a financing and/or acquisition transaction extinguishing or materially extending the maturity date of the promissory note executed by the Company on or about December 28, 2018, in the principal amount of approximately $23.77 million, and Mr. Finckle has not resigned from employment or been terminated for cause at that time; and (iii) 500,000 of the warrant shares vesting on August 31, 2020, so long as Mr. Finckle has not resigned from employment or been terminated for cause at that time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Energy Group, Inc.

Dated: September 11, 2019	By:	/s/ James Doris
James Doris
CEO & Director

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